Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS RECORD FULL YEAR 2013 RESULTS;

QUARTERLY DIVIDEND OF $0.25 PER SHARE

Highlights

•	Full Year Financial Summary

•	Record U.S. GAAP Net Revenues of $765.4 million, up 19% compared to 2012

•	Record U.S. GAAP Net Income from Continuing Operations of $74.8 million, up 89% compared to 2012, or $1.42 per share, up 60% compared to 2012

•	Record Adjusted Pro Forma Net Revenues of $760.1 million, up 19% compared to 2012

•	Record Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $103.7 million, up 33% compared to 2012, or $2.25 per share, up 26% compared to 2012

•	Fourth Quarter Financial Summary

•	Record U.S. GAAP Net Revenues of $218.7 million, up 2% and 17% compared to Q4 2012 and Q3 2013, respectively

•	U.S. GAAP Net Income from Continuing Operations of $23.4 million, down 6% and up 17% compared to Q4 2012 and Q3 2013, respectively, or $0.42 per share, down 25% and up 8% compared to Q4 2012 and Q3 2013, respectively

•	Record Adjusted Pro Forma Net Revenues of $214.6 million, up 1% and 15% compared to Q4 2012 and Q3 2013, respectively

•	Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $33.0 million, down 6% and up 36% compared to Q4 2012 and Q3 2013, respectively, or $0.71 per share, down 12% and up 34% compared to Q4 2012 and Q3 2013, respectively

•	Investment Banking

•	Record full year Net Revenues and Operating Income on an adjusted basis

•	Continue to advise on many of the leading transactions in the marketplace, including:

•	Advising E. I. du Pont de Nemours and Company on the spin-off of its Performance Chemicals business

•	Advising Forstmann Little & Co. on the sale of its ownership stake in IMG Worldwide Holdings, Inc.

•	Advising PVR Partners, L.P. on its sale to Regency Energy Partners LP

•	Investment Management

•	Record full year and fourth quarter Net Revenues and Operating Income on an adjusted basis

•	Assets Under Management in consolidated businesses were $13.6 billion

•	Promoted three Managing Directors, including two new Advisory Senior Managing Directors and one new Senior Managing Director leading our Mexico Private Equity team

•	Repurchased 2.5 million shares/units during the year, returning $128.2 million of capital to shareholders, including dividends. Quarterly dividend of $0.25 per share

NEW YORK, January 29, 2014 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $765.4 million for the twelve months ended December 31, 2013, compared to $642.4 million for the twelve months ended December 31, 2012. U.S. GAAP Net Revenues were $218.7 million for the quarter ended December 31, 2013, compared to $214.0 million and $187.3 million for the quarters ended December 31, 2012 and September 30, 2013, respectively. U.S. GAAP Net Income from Continuing Operations was $74.8 million, or $1.42 per share, for the twelve months ended December 31, 2013, compared to $39.5 million, or $0.89 per share, for the same period last year. U.S. GAAP Net Income from Continuing Operations for the fourth quarter was $23.4 million, or $0.42 per share, compared to $25.0 million, or $0.56 per share, a year ago and $20.1 million, or $0.39 per share, last quarter.

Adjusted Pro Forma Net Revenues were $760.1 million for the twelve months ended December 31, 2013, compared with $638.8 million for the twelve months ended December 31, 2012. Adjusted Pro Forma Net Revenues were $214.6 million for the quarter ended December 31, 2013, compared with $212.1 million and $186.5 million for the quarters ended December 31, 2012 and September 30, 2013, respectively. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $103.7 million, or $2.25 per share, for the twelve months ended December 31, 2013, compared to $78.0 million, or $1.78 per share, for the same period last year. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $33.0 million, or $0.71 per share, for the fourth quarter, compared to $35.3 million, or $0.81 per share, a year ago and $24.3 million, or $0.53 per share, last quarter.

The U.S. GAAP trailing twelve-month compensation ratio of 63.5% compares to 67.0% for the same period in 2012 and 63.8% for the twelve months ended September 30, 2013. The U.S. GAAP compensation ratio for the three months ended December 31, 2013, December 31, 2012 and September 30, 2013 was 61.3%, 62.6% and 63.2%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.2%, compared to 59.7% for the same period in 2012 and 58.9% for the twelve months ended September 30, 2013. The Adjusted Pro Forma compensation ratio for the current quarter was 59.0%, compared to 58.0% and 59.2% for the quarters ended December 31, 2012 and September 30, 2013, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“2013 was another record year, our fifth consecutive year of significant growth in net revenues and earnings. These results reflect the attractiveness of our independent advisory model to clients globally, and the success of our disciplined approach to investment in our business; adding clients, growing market share and expanding the range of advisory capabilities that we provide to our clients,” said Ralph Schlosstein, President and Chief Executive Officer. “We had a record year in our advisory business and our early stage businesses were profitable for the quarter and the full year, as the Institutional Equities business continued to grow market share and the Wealth Management business increased assets under management to $4.9 billion. Our operating margins improved to 23.2%; we increased our dividend for the sixth consecutive year and we repurchased sufficient shares to offset the dilutive effect of bonus awards for the fourth consecutive year. Looking ahead, we hope to build on this strong momentum and continue to gain market share in our key businesses and geographies.”

“2013 was a strong year for Evercore as Investment Banking Net Revenues and Operating Income grew by 18% and 22%, respectively, our third consecutive year of growing Investment Banking Operating Income by more than 20% in what has been a generally flat advisory market overall. Our growth reflects the increasing diversity of Evercore’s advisory business, as fee paying clients increased 10%, to 358, and our capabilities in M&A, Restructuring, Equity and Debt Capital Markets and Private Funds Advisory continued to expand. These results reflect the strength of our core advisory business, which gained share in the M&A market for the third consecutive year. We also continued to grow globally, earning 32% of our Investment Banking revenues from clients located outside of the United States,” said Roger Altman, Executive Chairman. “We are well positioned to sustain our positive momentum as we recruited five Advisory Senior Managing Directors in 2013, expanding our capabilities in Latin America and Singapore, and increasing our presence on the West Coast with a new office in Silicon Valley. We began 2014 with 66 Advisory Senior Managing Directors and have since promoted two of our talented Managing Directors, strengthening our position in the energy and utilities industries.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues	$218,672	$187,328	$214,049	17%	2%	$765,428	$642,373	19%
Operating Income	$43,876	$31,868	$42,238	38%	4%	$130,175	$65,535	99%
Net Income from Continuing Operations	$23,395	$20,080	$24,985	17%	(6%)	$74,812	$39,479	89%
Diluted Earnings Per Share from Continuing Operations	$0.42	$0.39	$0.56	8%	(25%)	$1.42	$0.89	60%
Compensation Ratio	61.3%	63.2%	62.6%			63.5%	67.0%
Operating Margin	20.1%	17.0%	19.7%			17.0%	10.2%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues	$214,559	$186,472	$212,070	15%	1%	$760,078	$638,822	19%
Operating Income	$53,156	$42,475	$57,061	25%	(7%)	$176,571	$131,704	34%
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$33,041	$24,331	$35,328	36%	(6%)	$103,650	$78,024	33%
Diluted Earnings Per Share from Continuing Operations	$0.71	$0.53	$0.81	34%	(12%)	$2.25	$1.78	26%
Compensation Ratio	59.0%	59.2%	58.0%			59.2%	59.7%
Operating Margin	24.8%	22.8%	26.9%			23.2%	20.6%

The U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Pan-Asset Capital Management (“Pan”), whose operations were discontinued during the fourth quarter of 2013. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$187,994	$163,975	$195,467	15%	(4%)	$666,806	$568,238	17%
Other Revenue, net	4,945	(330)	(612)	NM	NM	3,979	(3,019)	NM

Net Revenues	192,939	163,645	194,855	18%	(1%)	670,785	565,219	19%

Expenses:
Employee Compensation and Benefits	121,055	104,139	120,593	16%	—%	430,514	378,350	14%
Non-compensation Costs	32,941	29,760	30,073	11%	10%	120,147	116,272	3%
Special Charges	—	—	—	NM	NM	—	662	NM

Total Expenses	153,996	133,899	150,666	15%	2%	550,661	495,284	11%

Operating Income	$38,943	$29,746	$44,189	31%	(12%)	$120,124	$69,935	72%

Compensation Ratio	62.7%	63.6%	61.9%			64.2%	66.9%
Operating Margin	20.2%	18.2%	22.7%			17.9%	12.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$184,828	$160,543	$191,140	15%	(3%)	$654,485	$554,745	18%
Other Revenue, net	526	768	473	(32%)	11%	2,841	1,293	120%

Net Revenues	185,354	161,311	191,613	15%	(3%)	657,326	556,038	18%

Expenses:
Employee Compensation and Benefits	114,053	96,712	110,201	18%	3%	396,774	331,823	20%
Non-compensation Costs	27,329	26,328	24,563	4%	11%	104,920	96,936	8%

Total Expenses	141,382	123,040	134,764	15%	5%	501,694	428,759	17%

Operating Income	$43,972	$38,271	$56,849	15%	(23%)	$155,632	$127,279	22%

Compensation Ratio	61.5%	60.0%	57.5%			60.4%	59.7%
Operating Margin	23.7%	23.7%	29.7%			23.7%	22.9%

For the fourth quarter, Evercore’s Investment Banking segment reported Net Revenues of $185.4 million, which represents a decrease of 3% year-over-year and an increase of 15% sequentially. Operating Income of $44.0 million decreased 23% from the fourth quarter of last year and increased 15% sequentially. Operating Margins were 23.7% in comparison to 29.7% for the fourth quarter of last year and 23.7% for the third quarter of this year. For the twelve months ended December 31, 2013, Investment Banking reported Net Revenues of $657.3 million, an increase of 18% from last year. Year-to-date Operating Income was $155.6 million compared to $127.3 million last year, an increase of 22%. Year-to-date Operating Margins were 23.7%, compared to 22.9% last year.

Revenues

During the quarter, Investment Banking earned advisory fees from 182 clients (vs. 169 in Q4 2012 and 136 in Q3 2013) and fees in excess of $1 million from 51 transactions (vs. 48 in Q4 2012 and 31 in Q3 2013). For the twelve months ended December 31, 2013, Investment Banking earned advisory fees from 358 clients (vs. 324 last year) and fees in excess of $1 million from 132 transactions (vs. 125 last year).

The Institutional Equities business contributed revenues of $12.5 million in the quarter, up 46% in comparison to the third quarter, reflecting higher levels of activity in both the primary and secondary markets during the quarter, and up 76% from the fourth quarter of 2012. On a full year basis, the Institutional Equities business reported revenues of $42.2 million.

Expenses

Compensation costs were $114.1 million for the fourth quarter, an increase of 3% year-over-year and 18% sequentially. The trailing twelve-month compensation ratio was 60.4%, up from 59.7% a year ago and 59.2% in the previous quarter. Evercore’s Investment Banking compensation ratio was 61.5% for the fourth quarter, versus the compensation ratio reported for the three months ended December 31, 2012 and September 30, 2013 of 57.5% and 60.0%, respectively. Full year compensation costs were $396.8 million, an increase of 20% from the prior year.

Non-compensation costs for the current quarter were $27.3 million, up 11% from the same period last year and 4% sequentially. The increase in costs versus the prior year reflects the addition of personnel within the business as well as higher recruiting costs. The ratio of non-compensation costs to net revenue for the current quarter was 14.7%, compared to 12.8% in the same quarter last year and 16.3% in the previous quarter. Year-to-date non-compensation costs were $104.9 million, up 8% from the prior year. The ratio of non-compensation costs to revenue for the twelve months ended December 31, 2013 was 16.0%, compared to 17.4% last year.

Expenses in the Institutional Equities business were $12.2 million for the fourth quarter, an increase of 48% from the previous quarter. Expenses on a full year basis were $40.9 million, reflecting the growth of the business.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$24,995	$24,238	$19,556	3%	28%	$95,759	$79,790	20%
Other Revenue, net	738	(555)	(362)	NM	NM	(1,116)	(2,636)	58%

Net Revenues	25,733	23,683	19,194	9%	34%	94,643	77,154	23%

Expenses:
Employee Compensation and Benefits	13,025	14,189	13,441	(8%)	(3%)	55,280	52,065	6%
Non-compensation Costs	7,605	7,372	7,704	3%	(1%)	29,142	29,489	(1%)
Special Charges	170	—	—	NM	NM	170	—	NM

Total Expenses	20,800	21,561	21,145	(4%)	(2%)	84,592	81,554	4%

Operating Income (Loss)	$4,933	$2,122	$(1,951)	132%	NM	$10,051	$(4,400)	NM

Compensation Ratio	50.6%	59.9%	70.0%			58.4%	67.5%
Operating Margin	19.2%	9.0%	(10.2%)			10.6%	(5.7%)

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$28,916	$24,789	$19,903	17%	45%	$101,547	$81,777	24%
Other Revenue, net	289	372	554	(22%)	(48%)	1,205	1,007	20%

Net Revenues	29,205	25,161	20,457	16%	43%	102,752	82,784	24%

Expenses:
Employee Compensation and Benefits	12,509	13,678	12,787	(9%)	(2%)	53,071	49,715	7%
Non-compensation Costs	7,512	7,279	7,458	3%	1%	28,742	28,644	—%

Total Expenses	20,021	20,957	20,245	(4%)	(1%)	81,813	78,359	4%

Operating Income	$9,184	$4,204	$212	118%	NM	$20,939	$4,425	373%

Compensation Ratio	42.8%	54.4%	62.5%			51.6%	60.1%
Operating Margin	31.4%	16.7%	1.0%			20.4%	5.3%

Assets Under Management (in millions) (1)	$13,633	$13,210	$12,075	3%	13%	$13,633	$12,075	13%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the fourth quarter, Investment Management reported Net Revenues and Operating Income of $29.2 million and $9.2 million, respectively. Investment Management reported a fourth quarter Operating Margin of 31.4%. The high growth in Revenues and Operating Income was supported by an increase in performance fees and valuation increases for private equity investments. For the twelve months ended December 31, 2013, Investment Management reported Net Revenues and Operating Income of $102.8 million and $20.9 million, respectively. The year-to-date Operating Margin was 20.4%, compared to 5.3% last year. As of December 31, 2013, Investment Management reported $13.6 billion of AUM, an increase of 3% from September 30, 2013.

On December 3, 2013, the Company sold all of its interest in Pan. Accordingly, the historical results of Pan have been included within Discontinued Operations.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,059	$7,006	$5,123	1%	38%	$27,179	$19,823	37%
Institutional Asset Management (1)	11,671	10,689	11,053	9%	6%	43,899	47,393	(7%)
Private Equity	2,347	2,351	2,397	—%	(2%)	10,622	7,798	36%

Total Investment Advisory and Management Fees	21,077	20,046	18,573	5%	13%	81,700	75,014	9%

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,060	1,518	840	(30%)	26%	5,927	4,465	33%
Private Equity (2)	3,232	2,663	(21)	21%	NM	8,445	(206)	NM

Total Realized and Unrealized Gains	4,292	4,181	819	3%	424%	14,372	4,259	237%

Equity in Earnings of Affiliates (3)	3,547	562	511	531%	594%	5,475	2,504	119%

Investment Management Revenues	$28,916	$24,789	$19,903	17%	45%	$101,547	$81,777	24%

(1)	Management fees from Institutional Asset Management were $11.7 million, $10.7 million and $11.2 million for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively, and $44.0 million and $47.9 million for the twelve months ended December 31, 2013 and 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Realized and Unrealized Gains from Private Equity were $2.8 million and $8.1 million for the three and twelve months ended December 31, 2013, respectively, on a U.S. GAAP basis, including the write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(3)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.1 million for the quarter ended December 31, 2013 increased compared to the same period a year ago, driven primarily by higher fees in Wealth Management and Institutional Asset Management.

Realized and Unrealized Gains of $4.3 million in the quarter increased relative to the prior year; the change relative to the prior period was driven principally by Private Equity gains, including carry.

Equity in Earnings of Affiliates of $3.5 million in the quarter increased relative to the prior year and the prior quarter principally as a result of performance fees earned in the fourth quarter of 2013 by an affiliated investment manager.

Expenses

Investment Management’s fourth quarter expenses were $20.0 million, down 1% compared to the fourth quarter of 2012 and 4% compared to the previous quarter, driven principally by lower levels of compensation. Year-to-date Investment Management expenses were $81.8 million, up 4% from a year ago.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2013 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition, Special Charges, certain business acquisition-related charges and the netting of changes in the Company’s Tax Receivable Agreement with Income Tax Expense. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and twelve months ended December 31, 2012 and the three months ended September 30, 2013, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 72%. For the periods ended December 31, 2013, September 30, 2013, and December 31, 2012 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Segment	(dollars in thousands)
Investment Banking (1)	$(634)	$112	$(668)	$62	$(1,673)
Investment Management (1)	(312)	636	(478)	1,148	418

Total	$(946)	$748	$(1,146)	$1,210	$(1,255)

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, and allocations for discontinued operations, which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and twelve months ended December 31, 2013, Evercore’s Adjusted Pro Forma effective tax rate was 37.2% and 37.8%, respectively, compared to 37.9% and 38.0% for the three and twelve months ended December 31, 2012, respectively.

For the three and twelve months ended December 31, 2013, Evercore’s U.S. GAAP effective tax rate was approximately 53.1% and 46.0%, respectively, compared to 42.7% and 43.9% for the three and twelve months ended December 31, 2012, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $341.9 million at December 31, 2013. Current assets exceed current liabilities (which include $157.7 million of accrued compensation and benefits, which will be paid to employees in early 2014) by $254.9 million at December 31, 2013. Amounts due related to the Long-Term Notes Payable were $103.2 million at December 31, 2013.

Capital Transactions

On January 27, 2014, the Board of Directors of Evercore declared a quarterly dividend of $0.25 per share to be paid on March 14, 2014 to common stockholders of record on February 28, 2014.

During the three months ended December 31, 2013 the Company repurchased approximately 51,000 shares at an average cost per share of $50.14.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, January 29, 2014, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (866) 825-3209 (toll-free domestic) or (617) 213-8061 (international); passcode: 50133489. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 32932388. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 20 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenues
Investment Banking Revenue	$187,994	$195,467	$666,806	$568,238
Investment Management Revenue	24,995	19,556	95,759	79,790
Other Revenue	9,402	2,997	16,868	9,646

Total Revenues	222,391	218,020	779,433	657,674
Interest Expense (1)	3,719	3,971	14,005	15,301

Net Revenues	218,672	214,049	765,428	642,373

Expenses
Employee Compensation and Benefits	134,080	134,034	485,794	430,415
Occupancy and Equipment Rental	9,214	8,400	34,708	34,673
Professional Fees	9,397	9,426	36,450	35,506
Travel and Related Expenses	8,686	7,290	31,937	28,473
Communications and Information Services	3,548	2,714	13,373	11,445
Depreciation and Amortization	3,807	3,964	14,537	16,834
Special Charges	170	—	170	662
Acquisition and Transition Costs	—	692	58	840
Other Operating Expenses	5,894	5,291	18,226	17,990

Total Expenses	174,796	171,811	635,253	576,838

Income Before Income from Equity Method Investments and Income Taxes	43,876	42,238	130,175	65,535
Income from Equity Method Investments	5,993	1,333	8,326	4,852

Income Before Income Taxes	49,869	43,571	138,501	70,387
Provision for Income Taxes	26,474	18,586	63,689	30,908

Net Income from Continuing Operations	23,395	24,985	74,812	39,479

Discontinued Operations
Income (Loss) from Discontinued Operations	(24)	—	(4,260)	—
Provision (Benefit) for Income Taxes	(8)	—	(1,470)	—

Net Income (Loss) from Discontinued Operations	(16)	—	(2,790)	—

Net Income	23,379	24,985	72,022	39,479
Net Income Attributable to Noncontrolling Interest	6,474	5,963	18,760	10,590

Net Income Attributable to Evercore Partners Inc.	$16,905	$19,022	$53,262	$28,889

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders
From Continuing Operations	$16,909	$19,001	$54,799	$28,805
From Discontinued Operations	(9)	—	(1,605)	—

Net Income Attributable to Evercore Partners Inc.	$16,900	$19,001	$53,194	$28,805

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	33,130	29,905	32,208	29,275
Diluted	40,295	33,956	38,481	32,548

Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.51	$0.64	$1.70	$0.98
From Discontinued Operations	—	—	(0.05)	—

Net Income Attributable to Evercore Partners Inc.	$0.51	$0.64	$1.65	$0.98

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.42	$0.56	$1.42	$0.89
From Discontinued Operations	—	—	(0.04)	—

Net Income Attributable to Evercore Partners Inc.	$0.42	$0.56	$1.38	$0.89

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to the write-off of intangible assets during the fourth quarter of 2013 associated with the acquisition of Morse Williams and the exiting the legacy office space in the UK in 2012.

d.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

3.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.

Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro

Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

5.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

6.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

7.	Presentation of Income (Loss) from Equity Method Investment in Pan. The Adjusted Pro Forma results from continuing operations exclude the income (loss) from our equity method investment in Pan. The Company’s Management believes this to be a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net Revenues - U.S. GAAP (a)	$218,672	$187,328	$214,049	$765,428	$642,373
Client Related Expenses (1)	(5,623)	(3,443)	(5,354)	(15,299)	(16,268)
Income from Equity Method Investments (2)	5,993	562	1,333	8,326	4,852
Interest Expense on Long-term Debt (3)	2,037	2,025	2,001	8,088	7,955
Equity Method Investment in Pan (4)	—	—	41	55	(90)
General Partnership Investments (5)	385	—	—	385	—
Adjustment to Tax Receivable Agreement Liability (10)	(6,905)	—	—	(6,905)	—

Net Revenues - Adjusted Pro Forma (a)	$214,559	$186,472	$212,070	$760,078	$638,822

Compensation Expense - U.S. GAAP (a)	$134,080	$118,328	$134,034	$485,794	$430,415
Amortization of LP Units and Certain Other Awards (6)	(4,820)	(4,815)	(5,682)	(20,026)	(20,714)
Acquisition Related Compensation Charges (7)	(2,698)	(3,123)	(5,364)	(15,923)	(28,163)

Compensation Expense - Adjusted Pro Forma (a)	$126,562	$110,390	$122,988	$449,845	$381,538

Operating Income - U.S. GAAP (a)	$43,876	$31,868	$42,238	$130,175	$65,535
Income from Equity Method Investments (2)	5,993	562	1,333	8,326	4,852

Pre-Tax Income - U.S. GAAP (a)	49,869	32,430	43,571	138,501	70,387
Equity Method Investment in Pan (4)	—	—	41	55	(90)
General Partnership Investments (5)	385	—	—	385	—
Amortization of LP Units and Certain Other Awards (6)	4,820	4,815	5,678	20,026	20,951
Acquisition Related Compensation Charges (7)	2,698	3,123	5,364	15,923	28,163
Special Charges (8)	170	—	—	170	662
Intangible Asset Amortization (9a)	82	82	406	328	3,676
Adjustment to Tax Receivable Agreement Liability (10)	(6,905)	—	—	(6,905)	—

Pre-Tax Income - Adjusted Pro Forma (a)	51,119	40,450	55,060	168,483	123,749
Interest Expense on Long-term Debt (3)	2,037	2,025	2,001	8,088	7,955

Operating Income - Adjusted Pro Forma (a)	$53,156	$42,475	$57,061	$176,571	$131,704

Provision for Income Taxes - U.S. GAAP (a)	$26,474	$12,350	$18,586	$63,689	$30,908
Income Taxes (10)	(7,450)	3,021	2,292	(66)	16,072

Provision for Income Taxes - Adjusted Pro Forma (a)	$19,024	$15,371	$20,878	$63,623	$46,980

Net Income from Continuing Operations - U.S. GAAP (a)	$23,395	$20,080	$24,985	$74,812	$39,479
Net Income Attributable to Noncontrolling Interest (a)	(6,481)	(5,063)	(5,963)	(19,945)	(10,590)
Equity Method Investment in Pan (4)	—	—	41	55	(90)
General Partnership Investments (5)	385	—	—	385	—
Amortization of LP Units and Certain Other Awards (6)	4,820	4,815	5,678	20,026	20,951
Acquisition Related Compensation Charges (7)	2,698	3,123	5,364	15,923	28,163
Special Charges (8)	170	—	—	170	662
Intangible Asset Amortization (9a)	82	82	406	328	3,676
Adjustment to Tax Receivable Agreement Liability / Income Taxes (10)	545	(3,021)	(2,292)	(6,839)	(16,072)
Noncontrolling Interest (11)	7,427	4,315	7,109	18,735	11,845

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$33,041	$24,331	$35,328	$103,650	$78,024

Diluted Shares Outstanding - U.S. GAAP	40,295	38,409	33,956	38,481	32,548
Vested Partnership Units (12a)	4,569	5,561	5,978	5,489	7,113
Unvested Partnership Units (12a)	1,426	1,441	2,886	1,437	2,927
Unvested Restricted Stock Units - Event Based (12a)	12	12	12	12	12
Acquisition Related Share Issuance (12b)	384	444	892	533	1,174

Diluted Shares Outstanding - Adjusted Pro Forma	46,686	45,867	43,724	45,952	43,774

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations - U.S. GAAP (c)	$0.42	$0.39	$0.56	$1.42	$0.89
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.71	$0.53	$0.81	$2.25	$1.78

Compensation Ratio - U.S. GAAP	61.3%	63.2%	62.6%	63.5%	67.0%
Compensation Ratio - Adjusted Pro Forma	59.0%	59.2%	58.0%	59.2%	59.7%

Operating Margin - U.S. GAAP	20.1%	17.0%	19.7%	17.0%	10.2%
Operating Margin - Adjusted Pro Forma	24.8%	22.8%	26.9%	23.2%	20.6%

Effective Tax Rate - U.S. GAAP	53.1%	38.1%	42.7%	46.0%	43.9%
Effective Tax Rate - Adjusted Pro Forma	37.2%	38.0%	37.9%	37.8%	38.0%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $5 of accretion for the three months ended December 31, 2013 and $21 of accretion for the three months ended September 30, 2013 and December 31, 2012, and $68 and $84 of accretion for the twelve months ended December 31, 2013 and 2012, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Net Revenues - U.S. GAAP	$765,428	$760,805	$642,373
Client Related Expenses (1)	(15,299)	(15,030)	(16,268)
Income from Equity Method Investments (2)	8,326	3,666	4,852
Interest Expense on Long-term Debt (3)	8,088	8,052	7,955
Equity Method Investment in Pan (4)	55	96	(90)
General Partnership Investments (5)	385	—	—
Adjustment to Tax Receivable Agreement Liability (10)	(6,905)	—	—

Net Revenues - Adjusted Pro Forma	$760,078	$757,589	$638,822

Compensation Expense - U.S. GAAP	$485,794	$485,748	$430,415
Amortization of LP Units and Certain Other Awards (6)	(20,026)	(20,888)	(20,714)
Acquisition Related Compensation Charges (7)	(15,923)	(18,589)	(28,163)

Compensation Expense - Adjusted Pro Forma	$449,845	$446,271	$381,538

Compensation Ratio - U.S. GAAP (a)	63.5%	63.8%	67.0%
Compensation Ratio - Adjusted Pro Forma (a)	59.2%	58.9%	59.7%

	Investment Banking
	Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Net Revenues - U.S. GAAP	$670,785	$672,701	$565,219
Client Related Expenses (1)	(15,227)	(14,805)	(15,751)
Income from Equity Method Investments (2)	2,906	1,323	2,258
Interest Expense on Long-term Debt (3)	4,386	4,366	4,312
Adjustment to Tax Receivable Agreement Liability (10)	(5,524)	—	—

Net Revenues - Adjusted Pro Forma	$657,326	$663,585	$556,038

Compensation Expense - U.S. GAAP	$430,514	$430,052	$378,350
Amortization of LP Units and Certain Other Awards (6)	(17,817)	(18,541)	(18,364)
Acquisition Related Compensation Charges (7)	(15,923)	(18,589)	(28,163)

Compensation Expense - Adjusted Pro Forma	$396,774	$392,922	$331,823

Compensation Ratio - U.S. GAAP (a)	64.2%	63.9%	66.9%
Compensation Ratio - Adjusted Pro Forma (a)	60.4%	59.2%	59.7%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2013				Twelve Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$187,994	$(3,166	)(1)(2)	$184,828	$666,806	$(12,321	)(1)(2)	$654,485
Other Revenue, net	4,945	(4,419	)(3)(10)	526	3,979	(1,138	)(3)(10)	2,841

Net Revenues	192,939	(7,585)		185,354	670,785	(13,459)		657,326

Expenses:
Employee Compensation and Benefits	121,055	(7,002	)(6)(7)	114,053	430,514	(33,740	)(6)(7)	396,774
Non-compensation Costs	32,941	(5,612	)(6)(9)	27,329	120,147	(15,227	)(6)(9)	104,920

Total Expenses	153,996	(12,614)		141,382	550,661	(48,967)		501,694

Operating Income (a)	$38,943	$5,029		$43,972	$120,124	$35,508		$155,632

Compensation Ratio (b)	62.7%			61.5%	64.2%			60.4%
Operating Margin (b)	20.2%			23.7%	17.9%			23.7%

	Investment Management Segment
	Three Months Ended December 31, 2013				Twelve Months Ended December 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,995	$3,921	(1)(2)(5)	$28,916	$95,759	$5,788	(1)(2)(4)(5)	$101,547
Other Revenue, net	738	(449	)(3)(10)	289	(1,116)	2,321	(3)(10)	1,205

Net Revenues	25,733	3,472		29,205	94,643	8,109		102,752

Expenses:
Employee Compensation and Benefits	13,025	(516	)(6)	12,509	55,280	(2,209	)(6)	53,071
Non-compensation Costs	7,605	(93	)(9)	7,512	29,142	(400	)(9)	28,742
Special Charges	170	(170	)(8)	—	170	(170	)(8)	—

Total Expenses	20,800	(779)		20,021	84,592	(2,779)		81,813

Operating Income (a)	$4,933	$4,251		$9,184	$10,051	$10,888		$20,939

Compensation Ratio (b)	50.6%			42.8%	58.4%			51.6%
Operating Margin (b)	19.2%			31.4%	10.6%			20.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$163,975	$(3,432	)(1)(2)	$160,543
Other Revenue, net	(330)	1,098	(3)	768

Net Revenues	163,645	(2,334)		161,311

Expenses:
Employee Compensation and Benefits	104,139	(7,427	)(6)(7)	96,712
Non-compensation Costs	29,760	(3,432	)(6)(9)	26,328

Total Expenses	133,899	(10,859)		123,040

Operating Income (a)	$29,746	$8,525		$38,271

Compensation Ratio (b)	63.6%			60.0%
Operating Margin (b)	18.2%			23.7%

	Investment Management Segment
	Three Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,238	$551	(1)(2)	$24,789
Other Revenue, net	(555)	927	(3)	372

Net Revenues	23,683	1,478		25,161

Expenses:
Employee Compensation and Benefits	14,189	(511	)(6)	13,678
Non-compensation Costs	7,372	(93	)(9)	7,279

Total Expenses	21,561	(604)		20,957

Operating Income (a)	$2,122	$2,082		$4,204

Compensation Ratio (b)	59.9%			54.4%
Operating Margin (b)	9.0%			16.7%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$195,467	$(4,327	)(1)(2)	$191,140	$568,238	$(13,493	)(1)(2)	$554,745
Other Revenue, net	(612)	1,085	(3)	473	(3,019)	4,312	(3)	1,293

Net Revenues	194,855	(3,242)		191,613	565,219	(9,181)		556,038

Expenses:
Employee Compensation and Benefits	120,593	(10,392	)(6)(7)	110,201	378,350	(46,527	)(6)(7)	331,823
Non-compensation Costs	30,073	(5,510	)(6)(9)	24,563	116,272	(19,336	)(6)(9)	96,936
Special Charges	—	—		—	662	(662	)(8)	—

Total Expenses	150,666	(15,902)		134,764	495,284	(66,525)		428,759

Operating Income (a)	$44,189	$12,660		$56,849	$69,935	$57,344		$127,279

Compensation Ratio (b)	61.9%			57.5%	66.9%			59.7%
Operating Margin (b)	22.7%			29.7%	12.4%			22.9%

	Investment Management Segment
	Three Months Ended December 31, 2012				Twelve Months Ended December 31, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$19,556	$347	(1)(2)(4)	$19,903	$79,790	$1,987	(1)(2)(4)	$81,777
Other Revenue, net	(362)	916	(3)	554	(2,636)	3,643	(3)	1,007

Net Revenues	19,194	1,263		20,457	77,154	5,630		82,784

Expenses:
Employee Compensation and Benefits	13,441	(654	)(6)	12,787	52,065	(2,350	)(6)	49,715
Non-compensation Costs	7,704	(246	)(9)	7,458	29,489	(845	)(9)	28,644

Total Expenses	21,145	(900)		20,245	81,554	(3,195)		78,359

Operating Income (Loss) (a)	$(1,951)	$2,163		$212	$(4,400)	$8,825		$4,425

Compensation Ratio (b)	70.0%			62.5%	67.5%			60.1%
Operating Margin (b)	(10.2%)			1.0%	(5.7%)			5.3%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	The Adjusted Pro Forma results from continuing operations exclude the Income (Loss) from our equity method investment in Pan.
(5)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(6)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.
(8)	Expenses primarily related to the write-off of intangible assets during the fourth quarter of 2013 associated with the acquisition of Morse Williams and the exiting the legacy office space in the UK in 2012.

(9)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended December 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,214	$—		$9,214	$7,571	$1,643
Professional Fees	9,397	(1,499	)(1)	7,898	6,009	1,889
Travel and Related Expenses	8,686	(2,385	)(1)	6,301	5,701	600
Communications and Information Services	3,548	(5	)(1)	3,543	3,041	502
Depreciation and Amortization	3,807	(82	)(9a)	3,725	1,910	1,815
Other Operating Expenses	5,894	(1,734	)(1)	4,160	3,097	1,063

Total Non-compensation Costs from Continuing Operations	$40,546	$(5,705)		$34,841	$27,329	$7,512

	Three Months Ended September 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,579	$—		$8,579	$6,890	$1,689
Professional Fees	9,920	(1,974	)(1)	7,946	6,059	1,887
Travel and Related Expenses	7,801	(1,405	)(1)	6,396	5,801	595
Communications and Information Services	3,043	(6	)(1)	3,037	2,522	515
Depreciation and Amortization	3,582	(82	)(9a)	3,500	1,701	1,799
Other Operating Expenses	4,207	(58	)(1)	4,149	3,355	794

Total Non-compensation Costs from Continuing Operations	$37,132	$(3,525)		$33,607	$26,328	$7,279

	Three Months Ended December 31, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,400	$—		$8,400	$6,964	$1,436
Professional Fees	9,426	(2,832	)(1)	6,594	4,609	1,985
Travel and Related Expenses	7,290	(1,478	)(1)	5,812	5,322	490
Communications and Information Services	2,714	(47	)(1)	2,667	2,192	475
Depreciation and Amortization	3,964	(406	)(9a)	3,558	1,902	1,656
Acquisition and Transition Costs	692	—		692	—	692
Other Operating Expenses	5,291	(993	)(1)	4,298	3,574	724

Total Non-compensation Costs from Continuing Operations	$37,777	$(5,756)		$32,021	$24,563	$7,458

	Twelve Months Ended December 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$34,708	$—		$34,708	$28,185	$6,523
Professional Fees	36,450	(5,990	)(1)	30,460	23,184	7,276
Travel and Related Expenses	31,937	(7,089	)(1)	24,848	22,491	2,357
Communications and Information Services	13,373	(19	)(1)	13,354	11,365	1,989
Depreciation and Amortization	14,537	(328	)(9a)	14,209	7,009	7,200
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	18,226	(2,201	)(1)	16,025	12,686	3,339

Total Non-compensation Costs from Continuing Operations	$149,289	$(15,627)		$133,662	$104,920	$28,742

	Twelve Months Ended December 31, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$34,673	$—		$34,673	$28,433	$6,240
Professional Fees	35,506	(7,884	)(1)	27,622	19,672	7,950
Travel and Related Expenses	28,473	(6,788	)(1)	21,685	19,559	2,126
Communications and Information Services	11,445	(229	)(1)	11,216	9,270	1,946
Depreciation and Amortization	16,834	(3,676	)(9a)	13,158	6,517	6,641
Acquisition and Transition Costs	840	—		840	42	798
Other Operating Expenses	17,990	(1,604	)(1)	16,386	13,443	2,943

Total Non-compensation Costs from Continuing Operations	$145,761	$(20,181)		$125,580	$96,936	$28,644

(9a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(10)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 37% and 38% for the three and twelve months ended December 31, 2013, respectively. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(11)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(12a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive.
(12b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.